AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of August _____, 2000 (the "Agreement") between Onkyo America, Inc., an Indiana corporation ("OAI"), and Onkyo Acquisition Corporation, an Indiana corporation ("OAC");

                                   WITNESSETH:

         WHEREAS, OAI is a corporation duly incorporated and validly existing under the laws of the State of Indiana, with 9000 voting common shares authorized (the "OAI Common Shares"), of which 5900 are validly issued and outstanding and owned by Global Technovations, Inc. ("GTI"), and 1000 Series A preferred shares are authorized, of which 100 are validly issued and outstanding and owned by GTI.

         WHEREAS, OAC is a corporation duly incorporated, validly existing under the laws of the State of Indiana, with 1000 voting common shares authorized (the "OAC Shares"), of which 100 shares are validly issued and outstanding and owned by GTI;

         WHEREAS, the boards of directors of OAI and OAC have deemed it desirable and in the best interests of OAI and OAC that OAC be merged (the "Merger") with and into OAI pursuant to the terms and conditions contained herein and have each, by resolutions duly adopted, approved this Agreement and the Merger; and

         WHEREAS, the shareholders of OAI and OAC have approved this Agreement and the Merger by written consent.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained and for the purpose of prescribing the terms and conditions of the Merger, the manner and basis of converting the OAI Shares and the OAC Shares, and such other provisions as are deemed necessary or desirable, the parties hereto have agreed, and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

Article I.


                                   The Merger

         In accordance with the applicable provisions of the laws of the State of Indiana, as of the Effective Time, as hereinafter defined OAC shall be merged with and into OAI, and OAI shall be the surviving corporation of the Merger, governed by the laws of the State of Indiana.

Section 1.1 . Effective Time. The Merger shall become effective at ___ p.m., Indianapolis time, August _____, 2000, and such date and time shall be the "Effective Time" referred to in this Agreement.

Section 1.2 . Articles of Merger. As soon as practicable after the execution hereof, Articles of Merger shall be executed by OAC and OAI and filed with the Secretary of State of the State of Indiana as provided in the Indiana Business Corporation Law.

Section 1.3 . Other Actions. OAC and OAI shall take all such actions as may be reasonably necessary or appropriate in order to fully effectuate the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of OAI shall take all such action.

Section 1.4 . Effect of the Merger. As of the Effective Time, OAC shall be merged with and into OAC and the separate corporate existence of OAC shall cease. The effect of the Merger shall be as provided under the Indiana Business Corporation Law. The Articles of Incorporation and By-Laws of OAI in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and By-Laws of OAI after the Merger. The directors and officers of OAI following the Merger shall be as follows:

                                 Officers of OAI

President:                      Shinobu Shimojima
Executive Vice President -
Finance:                        Douglas Pillow
Secretary:                      Douglas Pillow

                            Board of Directors of OAI

                                Shinobu Shimojima

                                 Douglas Pillow

These directors and officers shall take office as of the Effective Time and shall remain in office until such time thereafter as they may be replaced or removed in accordance with the Articles of Incorporation and By-Laws of OAI and the applicable provisions of the Indiana Business Corporation Law.

Article II.

                              Conversion of Shares

         As of the Effective Time, by virtue of the Merger and by operation of law, the 100 validly issued and outstanding OAC common shares shall be cancelled, and the 5900 validly issued and outstanding OAI common shares shall remain outstanding and the 100 validly issued and outstanding OAI Series A preferred shares shall remain outstanding. A certificate for the OAC common shares that were issued and outstanding prior to the Merger shall be returned to OAI for cancellation.

Article III.

                           Treatment of Existing Debt

         In connection with, in consideration for, and as a condition of the Merger, OAI's outstanding debt to OAC shall be cancelled and OAI shall: (i) assume OAC's existing debt to GMAC Business Credit, LLC ("GMAC") and OAC's existing debt to Wilmington Trust Company and George Jeff Mennen, Co-Trustees u/a dated November 25, 1970, with George S. Mennen FBO John Henry Mennen, and its assigns ("Mennen"); and (ii) grant to GMAC a primary security interest and to Mennen a secondary security interest in OAI's assets as set forth in the notes, credit agreements, security agreements, and subordination agreements by and among OAC and GMAC, on the one hand, and OAC and Mennen, on the other hand, respectively, each dated as of August _____, 2000. OAI shall have all liabilities of OAC.

         IN WITNESS WHEREOF, this Agreement, having first been duly approved by resolutions of the respective Board of Directors of each OAC and OAI and approved by their respective shareholders, is hereby executed on behalf of each of OAC and OAI by their respective officers, all as of the date first above written.

ONKYO ACQUISITION CORPORATION


By:
David Natan
President

ONKYO AMERICA, INC.


By:
Douglas E. Pillow
Executive Vice President - Finance